UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                      )

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Filed by a Party other than the Registrant [ ]

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[ ]	Definitive Proxy Statement
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[ ]	Soliciting Material under §240.14a-12

MTS Systems Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 22, 2021

Dear Shareholder:

We have previously sent you proxy material for the MTS Systems Corporation special meeting to be held on March 4, 2021 to vote upon, among other matters, the Agreement and Plan of Merger with Amphenol Corporation. To ensure that your shares are counted, please take a moment right now and return the enclosed proxy card.

Our Board of Directors has unanimously determined that the Merger and Merger Agreement, and the transactions contemplated by the Merger Agreement, are fair to and in the best interests of MTS and its shareholders. Our board recommends that you vote “FOR” all proposals on the agenda.

More information on the Merger, the Merger Agreement and the special meeting can be found in the definitive proxy statement for the special meeting, which was filed with the SEC on January 28, 2021 and mailed to our shareholders on or about January 29, 2021.

In order to make it convenient for you to vote, we are enclosing a duplicate proxy card for your use. We have also made arrangements for you to be able to vote by telephone or internet, as well as by mail. Simply follow the instructions on the enclosed proxy card.

Please vote by telephone or internet today! Holders of a majority of all outstanding shares must vote in favor to authorize the merger. If you don’t vote, your non-vote will have the same effect as a vote against the merger. Remember - every share and every vote counts! You may also sign, date and mail your proxy card in the envelope provided. If you have any questions, please call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885.

Thank you for your continued support.

Sincerely,

Todd J. Klemmensen

Senior Vice President, General Counsel and Secretary

Additional Information Regarding the Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of MTS Systems Corporation (the “Company”) or the solicitation of any vote or approval. This communication relates to the proposed merger involving the Company, Amphenol Corporation (“Parent”) and Moon Merger Sub Corporation, whereby the Company will become a wholly owned subsidiary of Parent (the “proposed merger”). The proposed merger will be submitted to the shareholders of the Company for their consideration at a special meeting of the shareholders. In connection therewith, the Company intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A (the “definitive proxy statement”) which has been mailed to the Company’s shareholders. The Company may also file other relevant documents with the SEC regarding the proposed merger. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Shareholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement and any other documents filed with the SEC can also be obtained on the Company’s website at https://www.mts.com/ or by contacting the Company’s Investor Relations Department at IRRequest@mts.com.